EXHIBIT 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of March 16, 2017 to the Credit Agreement referenced below is by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Credit Agreement dated as of June 6, 2014 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

2.     Amendments. The Credit Agreement is hereby amended as follows:

2.1    Clause (a) of the definition of “Applicable Rate” in Section 1.01 is amended and restated in its entirety to read as follows:

(a)    with respect to the Term Loan, 2.75% per annum in the case of Eurodollar Rate Loans and 1.75% per annum in the case of Base Rate Loans

2.2    The following sentence is deleted from the definition of “Eurodollar Base Rate” in Section 1.01:

Notwithstanding the foregoing, for any interest calculation with respect to the Term Loan (for both Eurodollar Rate Loans and Base Rate Loans bearing interest at a rate based on the Eurodollar Rate) pursuant to this Agreement, the Eurodollar Base Rate shall in no event be less than 1.00% at any time.

2.3    The definition of “Non-Consenting Lender” in Section 1.01 is amended and restated in its entirety to read as follows:

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders in accordance with the terms of Section 10.01 and has been approved by the Required Lenders or (b) requires the approval of all affected Lenders in accordance with the terms of Section 10.01 and has been approved by affected Lenders holding more than 50% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of all affected Lenders.

2.4    The following definition is added to Section 1.01 in appropriate alphabetical order:

“Refinancing Amendment” means an amendment to this Agreement in form and substance satisfactory to the Administrative Agent and the Borrower, executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide any portion of the Refinancing Loans being incurred pursuant thereto.

2.5    A new clause (g) is added to Section 2.02 to read as follows:

(g)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any repricing, refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.6    In Section 2.05(a)(iii) the reference to “February 28, 2017” is amended to read “September 16, 2017”.

2.7    A new Section 2.16 is added to read as follows:

2.16    Refinancing Loans.

(a)    The Borrower may from time to time add one or more new term loan facilities to this Agreement (“Refinancing Loans”) pursuant to procedures specified by the Administrative Agent to refinance all or any portion of any outstanding Term Loans or Incremental Term Facilities then in effect pursuant to a Refinancing Amendment; provided that:

(i)    such Refinancing Loans shall not have a principal or commitment amount (or accreted value) greater than the Term Loans or Incremental Term Facilities being refinanced (excluding accrued interest, fees, discounts, premiums or expenses);

(ii)    no existing Lender shall be under any obligation to provide a commitment to such Refinancing Loans;

(iii)    each Person providing a commitment to such Refinancing Loans must qualify as an Eligible Assignee;

(iv)    the Borrower shall deliver to the Administrative Agent:

(A)    a certificate of a Responsible Officer of the Borrower dated as of the date of the applicable Refinancing Amendment (1) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of the Borrower approving such Refinancing Amendment and (2) certifying that, before and after giving effect to such Refinancing Amendment, each of the conditions set forth in Section 4.02 are satisfied;

(B)    such amendments to the Collateral Documents as the Administrative Agent may request to cause the Collateral Documents to secure the Obligations after giving effect to such Refinancing Amendment; and

(C)    such opinions of legal counsel to the Borrower as the Administrative Agent may request, addressed to the Administrative Agent and each Lender, dated as of the effective date of such Refinancing Amendment, in form and substance satisfactory to the Administrative Agent;

(v)    a fully-executed Refinancing Amendment with respect to such Refinancing Loans;

(vi)    such Refinancing Loans (A) shall rank pari passu in right of payment as the other Loans and Commitments; (B) shall not be Guaranteed by any Person that is not a Guarantor; and (C) shall be secured by the Collateral on an equal and ratable basis with the Obligations;

(vii)    such Refinancing Loans shall share ratably in any mandatory prepayments of the Term Loans and any Incremental Term Facilities pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the remaining then-outstanding Term Loans and Incremental Term Facilities) and shall have ratable voting rights with the Term Loans and any Incremental Term Facilities (or otherwise provide for more favorable voting rights for the remaining then-outstanding Term Loans and Incremental Term Facilities);

(viii)    such Refinancing Loans shall have such interest rates, interest rate margins, fees, discounts, prepayment premiums, amortization and a final maturity date as agreed by the Borrower and the Lenders providing such Refinancing Loans, provided that such Refinancing Loans shall not have a maturity date that is prior to the maturity date of, and shall not have a Weighted Average Life that is shorter than the Weighted Average Life of, the Term Loans or Incremental Term Facilities being refinanced;

(ix)    subject to clause (viii) above, such Refinancing Loans will have terms and conditions that are substantially identical to, or less favorable to the Lenders providing such Refinancing Loans than, the terms and conditions of the Term Loans or Incremental Term Facilities being refinanced; provided, however, that such Refinancing Loans may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders providing such Refinancing Loans and applicable only during periods after the latest maturity of any Term Loans or Incremental Term Facilities then in effect; and

(x)    substantially concurrently with the incurrence of such Refinancing Loans, (A) the Borrower shall apply the aggregate cash proceeds of such Refinancing Loans (net of reasonable direct costs incurred in connection therewith, including legal, accounting and investment banking fees and other professional fees, commissions and expenses) to the prepayment of the outstanding Term Loans or Incremental Term Facilities being refinanced by such Refinancing Loans and (B) the Borrower shall pay any amount required pursuant to Section 3.05 as a result of any such prepayment of Term Loans or Incremental Term Facilities of existing Lenders.

(b)    The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Refinancing Amendments to the extent (and only to the extent) the Administrative Agent deems necessary in order to establish Refinancing Loans on terms consistent with and/or to effect the provisions of this Section 2.16. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

2.8    Section 5.23 is amended and restated in its entirety to read as follows:

5.23    No EEA Financial Institution. The Borrower is not an EEA Financial Institution.

2.9    In Section 7.02 the “and” after clause (h) is deleted, the “.” after clause (i) is amended to read “; and” and a new clause (j) is added to read as follows:

(j)    other Investments provided that (i) such Investments are not funded with the proceeds of Loans and (ii) the aggregate outstanding principal amount of all such Investments shall not exceed $30 million at any time.

2.10    Clause (vii) of the second proviso of Section 10.01 is amended and restated in its entirety to read as follows:

(vii)    an Incremental Facility Amendment shall be effective if signed by the Borrower, the Administrative Agent and each Person that agrees to provide a portion of the applicable Incremental Facility, and a Refinancing Amendment shall be effective if signed by the Borrower, the Administrative Agent and each Person that agrees to provide a portion of the applicable Refinancing Loans.

3.      Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

3.1
Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Lenders constituting Required Lenders (including the Administrative Agent on behalf of each Lender holding a portion of the Term Loan that delivers a consent to this Amendment in a form acceptable to the Administrative Agent) and the Administrative Agent.

3.2
Accrued Interest and Fees. Receipt by the Administrative Agent from the Borrower of all accrued interest and fees owing on the Term Loan as of the date hereof for the benefit of the Lenders holding the Term Loan immediately before giving effect to this Amendment.

3.3	Fees. Receipt by the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Lenders of any fees required to be paid on or before the date of this Amendment.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has consented to this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date of this Amendment specifying its objection thereto.

4.     Reaffirmation. The Borrower acknowledges and reaffirms that (a) it is bound by all of the terms of the Loan Documents to which it is a party and (b) it is responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Borrower acknowledges and confirms that (a) the Administrative Agent, the Lenders and the L/C Issuers have performed fully all of their obligations under the Credit Agreement and the other Loan Documents and (b) by entering into this Amendment, the Administrative Agent, the Lenders and the L/C Issuers do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Borrower thereunder.

5.    Miscellaneous.

5.1    The Credit Agreement (as amended hereby) and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.

5.2    The Borrower hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows:

(a)    The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment and the execution and performance hereof by the Borrower do not conflict with the Borrower’s Organization Documents or any law, agreement or obligation by which the Borrower is bound.

(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(d)    The representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date.

(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.

5.3    This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (such as by email in “pdf” or “tif” format) shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.

5.4    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	COMPASS GROUP DIVERSIFIED HOLDINGS, LLC,
a Delaware limited liability company

	By:	/s/ Ryan J. Faulkingham
	Name:	Ryan J. Faulkingham
	Title:	Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent on behalf of itself and on behalf of each consenting Lender holding a portion of the Term Loan

	By:	/s/ Renee Marion
	Name:	Renee Marion
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Christopher T. Phelan
	Name:	Christopher T. Phelan
	Title:	Senior Vice President

SUNTRUST BANK
By:	/s/ Johnetta Bush
Name:	Johnetta Bush
Title:	Director

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jason Nadler
Name:	Jason Nadler
Title:	Managing Director

TD BANK, N.A.
By:	/s/ Bernadette Collins
Name:	Bernadette Collins
Title:	Senior Vice President

MUFG UNION BANK, N.A.
By:	/s/ Ravneet Mumick
Name:	Ravneet Mumick
Title:	Director

FIFTH THIRD BANK
By:	/s/ Nick Jevic
Name:	Nick Jevic
Title:	Vice President

[SIGNATURE PAGES CONTINUE]

LENDERS:	THE PRIVATE BANK

	By:	/s/ Rettig E. Deinlein
	Name:	Rettig E. Deinlein
	Title:	Associate Managing Director

WEBSTER BANK, N.A.
	By:	/s/ George G. Sims
	Name:	George G. Sims
	Title:	Senior Vice President

SIEMENS FINANCIAL SERVICES, INC.
	By:	/s/ Maria Levy
	Name:	Maria Levy
	Title:	Vice President

	By:	/s/ Michael Holvik
	Name:	Michael Holvik
	Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
	By:	/s/ Keith A. Sherman
	Name:	Keith A. Sherman
	Title:	Senior Vice President